                                                                    EXHIBIT 99.1

                     SUBORDINATION OF MANAGEMENT AGREEMENT
                              AND MANAGEMENT FEES

     This Subordination of Management Agreement and Management Fees ("Subordination Agreement") is made as of February 20, 1996, by DIVERSICARE MANAGEMENT SERVICES CO., A TENNESSEE CORPORATION ("Manager"), whose address is 277 Mallory Station, Suite 130, Franklin, Tennessee 37057 and EMERALD -- CEDAR HILLS, INC., A FLORIDA CORPORATION ("Emerald -- Cedar"), EMERALD -- GOLFVIEW, INC., A FLORIDA CORPORATION ("Emerald -- Golfview"), EMERALD -- SOUTHERN PINES, INC., A FLORIDA CORPORATION ("Emerald -- Southern Pines"), AND EMERALD -- GOLFCREST, INC., A FLORIDA CORPORATION ("Emerald -- Golfcrest") (each a "Borrower" and collectively, the "Borrowers") and each having its address is 226 Palofax Place, Third Floor, Pensacola, Florida 32598-1831 and EMERALD HEALTHCARE, INC., A FLORIDA CORPORATION ("Emerald Healthcare"), having its address is 226 Palofax Place, Third Floor, Pensacola, Florida 32598-1831 for the benefit of OMEGA HEALTHCARE INVESTORS, INC., A MARYLAND CORPORATION ("Lender"), whose address is 905 W. Eisenhower Circle, Suite 110, Ann Arbor, Michigan 48103.

RECITALS:

     A. Concurrently herewith, Lender has made a loan (the "Loan") in the aggregate amount of Fifteen Million Eight Hundred Thousand Dollars ($15,800,000.00) to the Borrowers, and to evidence the obligations of Borrowers to repay the Loan, Borrowers have executed and delivered to Lender three Mortgage Notes of even date herewith (each a "Mortgage Note" and collectively, the "Mortgage Notes") in the amount of the Loan, which Mortgage Notes are secured by certain real and personal property consisting of four licensed health care facilities and related operations located in the State of Florida (each a "Mortgaged Property" and collectively the "Mortgaged Properties"). Emerald Healthcare has guaranteed the Mortgaged Notes.

     B. In connection with the Loan, Borrowers and Lender have entered into certain Loan Agreements of even date herewith (each a "Loan Agreement" and collectively, the "Loan Agreements"). As security for the Loan, Borrowers, as mortgagor, has, among other things granted to Lender four Mortgages, Security Agreements and Fixture Filings of even date herewith (each a "Mortgage" and collectively, the "Mortgages"), each Mortgage covering one of the Mortgaged Properties.

     C. Manager and Borrowers have executed and delivered four management services agreements, each dated as of February 20, 1996 (each a "Management Agreement" and collectively, the "Management Agreements"), each providing for the management and operation of a licensed nursing home facility (each a "Facility" and collectively, the "Facilities") located on the Mortgaged Properties. The Management Agreement provides, among other things, for the payment to Manager of certain management fees ("Management Fees").

     D. Lender wishes to be assured that (i) the Management Agreements and the Management Fees payable thereunder to Manager will be, in all respects, subordinate to the Mortgage Notes, the Mortgages, and the other Loan Documents (as defined in the Loan Agreements), and (ii) upon the occurrence of certain events under the Loan Documents, Lender will have the right to terminate Manager as the manager of the Facilities.

     E. Lender further wishes to have the right to require the Manager to acquire the Loan and Manager wishes to have the right to require the Lender to sell the Loan upon the occurrence of certain events during the term of the Management Agreement, the occurrence of which events indicate the potential for an Operational Default, as defined below.

     F. Following an Operational Default and foreclosure of Borrowers' interests in the Facilities or sale of the Loan to the Manager, Lender, as mortgagee of the Mortgaged Properties, does not wish to be bound to any of the obligations of Borrowers under the Management Agreements or be responsible under the Management Agreements in any capacity.

                     SUBORDINATION OF MANAGEMENT AGREEMENT
                       AND MANAGEMENT FEES -- (CONTINUED)

RECITALS -- (CONTINUED)

     G. Manager is willing to subordinate its rights under the Management Agreements as described herein provided that (i) Lender agrees to be bound by the Management Agreements in all circumstances other than under the terms of this Agreement and (ii) Lender grants to Manager the rights to acquire the Lender's interest in the Notes, the Mortgages and the other Loan Documents, on the terms and for the price described below.

     NOW, THEREFORE, in consideration of the extension of the term of the Management Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned hereby agree as follows:

     1. Defined Terms. Defined terms used in this Subordination Agreement which are not otherwise defined herein shall have the meanings as set forth in the Loan Agreements and the other Loan Documents. An "Operational Default" means any Event of Default under any of the Agreements described in Exhibit "A" attached hereto, other than any Event of Default arising solely by reason of (i) a cross default to agreements between Omega and affiliates of Borrower relating to nursing home facilities (other than the Facilities), including those located in the State of Indiana the agreements for which are described in Exhibit "B" to this Subordination Agreement ("Indiana Default") or (ii) Borrowers' material default under any of the Management Agreements ("Borrower's Default"), or (iii) any Event of Default under any of the Agreements described in Exhibit "A" attached hereto arising by reason of the acts or omissions of Borrowers. The term "foreclosure" includes a deed in lieu of foreclosure.

     2. Subordination of Management Agreement. Each Management Agreement and any renewals, amendments, extensions, replacements, consolidations or substitutions thereof, is and shall be subject and subordinate at all times to the Mortgage Notes, the Mortgages, the Loan Agreements and the other Loan Documents and all extensions, modifications, renewals, or restatements thereof.

     3. Subordination of Management Fees. The obligation for the payment of Management Fees by Borrowers under the Management Agreements shall unconditionally be, and remains at all times while Lender is the holder of the Notes and the mortgagee under the Mortgages to the Mortgage Notes, subordinate to the obligations of Borrowers under the Mortgage Notes, the Mortgages, the Loan Agreements and the other Loan Documents. So long as (a) no Operational Default exists under the Notes, the Loan Agreements, the Mortgages or the other Loan Documents, and (b) Manager is not in default of its obligations under this Subordination Agreement, then nothing herein shall prevent the payment of a Management Fee by Borrower to Manager as provided in and subject to the Management Agreements. Upon an Operational Default, Lender shall have the right upon notice to Manager to require Borrowers to suspend the payment of Management Fees effective immediately upon notice. The occurrence of an Indiana Default (without the occurrence of an Operational Default) shall not affect Manager's right to receive payment of Management Fees as provided in and subject to the Management Agreements.

     4. Right to Cancel. Notwithstanding any other provisions to the contrary, upon (a) an Operational Default, or (b) the occurrence of an event of a default under this Subordination Agreement by Manager, Lender shall have the right, in each case, upon written notice to Manager and a reasonable right to cure (60 days being deemed a reasonable cure period), to cancel all of the Management Agreements, effective immediately upon such notice and the expiration of the cure period. Manager and Borrower acknowledge and agree that the Management Agreement shall automatically terminate without notice at such time as Lender, or its nominee or designee, obtains possession or control of the Facilities by reason, in whole or in part of an Operational Default. The occurrence of an Indiana Default (without the occurrence of an Operational Default) and/or a foreclosure under the Mortgages thereafter shall not give Lender any rights of termination of the Management Agreement.

                     SUBORDINATION OF MANAGEMENT AGREEMENT
                       AND MANAGEMENT FEES -- (CONTINUED)

RECITALS -- (CONTINUED)

     5. Notices; Reporting Obligations. (a) Each of Manager and Owner shall furnish to Omega copies of any notice each such party provides to the other pursuant to any of the Management Agreements. Notice to Omega shall be given at substantially the same time as notice to Manager or Owner, as applicable. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed, registered or certified mail, postage prepaid, or by national overnight delivery service such as Federal Express or DHL, or by facsimile transmission ("Fax") and properly addressed as follows:

                            Omega Healthcare Investors, Inc.
                            905 W. Eisenhower Circle, Suite 110
                            Ann Arbor, Michigan 48103
                            Attention: Essel W. Bailey, Jr.
                            Phone No.: (313) 747-9790
                            Fax No.: (313) 996-0020

                            with a copy to:

                            Argue Pearson Harbison & Myers
                            801 South Flower Street, Suite 500
                            Los Angeles, California 90017-4699
                            Attention: William A. Jones, Esq.
                            Phone No.: (213) 622-3100
                            Fax No. : (213) 622-7881

          (b) Manager shall furnish to Lender copies of each report it furnishes to Owner. Such reports shall be furnished to Lender at substantially the same time as they are furnished to Owner.

          (c) Manager shall provide Lender with notice of any working capital advance or any other advance (in excess of $1,000) for any purpose it makes under any Management Agreement, together with a summary explanation of the amount of the advance and the reasons for each such advance. Notices of advances shall be delivered to Omega promptly and in no event later than 14 days following each such advance.

          (d) Manager shall provide Lender with notice of any partial or complete non-payment of its Management Fee under any Management Agreements with any of the Borrowers. Such notice shall be delivered to Omega promptly and in no event later than 14 days following the end of the calendar month in which such partial or complete non-payment of the Management Fee occurred.

          (e) Lender shall furnish Manager with 30 day's prior notice before accepting any deed in lieu of foreclosure.

     6. Obligations Concerning the Purchase of the Notes. (a) The following ("Purchase Event") shall constitute an event which gives Lender the right to require Manager to purchase and gives Manager the right to require Lender to sell, Lender's interest in the Notes, the Mortgages, the Loan Agreements, the Liquidity Deposits and the other Loan Documents:

             (i) The complete non-payment of the Management Fees under all of the Management Agreements for a period of twelve (12) consecutive months.

          (b) Upon the occurrence of a Purchase Event, Lender shall have the continuing right to require Manager to purchase Lender's interest in the Notes, Mortgages, Loan Agreement and the Other Loan

                     SUBORDINATION OF MANAGEMENT AGREEMENT
                       AND MANAGEMENT FEES -- (CONTINUED)

RECITALS -- (CONTINUED)
     Documents ("Lender's Loan"), and Manager shall have the continuing right to purchase the Lender's Loan, for a purchase price ("Purchase Price") equal to the sum of:

             (i) The adjusted principal amount of the Loan; and

             (ii) All accrued and unpaid interest on the Loan, including interest which has accrued in excess of the pay rate under the Notes.

     The adjusted principal amount of the Loan shall mean the principal balance of the Loan reduced by annual distributions during years 1, 2 and 3 of the term of the Management Agreements after the distributions pursuant to Sections 5(v) of the Management Agreements in excess of $100,000 (not to exceed, including the amounts actually used to pay down the Liquidity Deposit Note, the Working Capital Note and the Mortgage Note, $2,300,000 in the aggregate).

          (c) Manager shall complete the purchase of the Lender's Loan within one hundred eighty (180) days of the date of delivery to Manager and to Advocat of Lender's notice of election to require the purchase of Lender's Loan. If Manager exercises its rights to acquire the Lender's Loan, Manager shall complete the purchase of the Lender's Loan within ninety (90) days of the date of delivery to Lender of Manager's notice of election to require the sale to Manager of Lender's Loan.

          (d) All expenses relating to the purchase and sale shall be paid by Manager, including, but not limited to, any transfer tax, sales tax, the premium for the title insurance policies, surveys, and Lender's attorneys' fees. In connection with such transfer, Lender shall represent and warrant to Manager its ownership of the Lender's Loan, its right to sell and transfer the Lender's Loan, and the principal balance of Lender's Loan, but otherwise shall not be obligated to make any representations or warranties to Manager concerning Lender's Loan. Manager shall pay the purchase price for Lender's Loan to Lender in immediately available funds. Upon any such purchase, the Management Agreements shall be ipso facto modified, without necessity of any further action on the part of the Borrowers or Manager as follows:

             (i) The term of the Management Agreements shall be cancelable by Manager on 30 days notice;

             (ii) The Manager's obligations to fund working capital is terminated; and

             (iii) The subordination of Management Fees for periods after the purchase is terminated.

     7. Allocations of Certain Items.

          (a) Upon a foreclosure of the Lender's Loan following an Operational Default that is based upon Manager's failure to operate one or more of the Facilities subject to a Management Agreement as a prudent manager, Manager shall promptly reimburse Borrowers for the full amount of Medicare and Medicaid recapture and reimburse R. Brent Maggio's ("Maggio's") for tax liabilities related to income taxes paid on income used to reduce the Liquidity Deposit Note, the Working Capital Note and the Mortgage Note on his federal income tax returns and, if any, Maggio's Florida state income tax returns. Such payment shall be made within 60 days of the determination of the recapture obligations and the tax liabilities made by Lovelace, Roby & Co. under Section 7(d) below.

          (b) Upon a foreclosure of the Lender's Loan following a Borrower's Default or an Indiana Default (or an Operational Default other than as described in Section 7(a) above), then Borrowers shall bear the recapture and other obligations described in Section 7(a) above.

          (c) Upon a foreclosure following an Operational Default or Borrowers' Default (i) arising out of an adverse change in reimbursement policies or payments generally affecting operators of nursing homes in the State of Florida, (ii) an Act of God, or (iii) any other event not reasonably within the control of

                     SUBORDINATION OF MANAGEMENT AGREEMENT
                       AND MANAGEMENT FEES -- (CONTINUED)

RECITALS -- (CONTINUED)
     Manager as to an Operational Default or Borrower as to a Borrower's Default, then Borrower, Manager and Lender shall each bear one-third of the Borrower's recapture and other obligations and Maggio's tax obligations described in Section 7(a) above.

          (d) The amounts needed to satisfy the recapture obligations of Borrowers and tax liabilities of Maggio shall be determined in good faith by Lovelace, Roby & Co., certified public accountants, whose determinations shall be binding on the parties and Maggio, absent manifest error. Borrowers' recapture obligations include recapture obligations passed through to the shareholder(s) of Borrowers on his (their) federal income tax returns and state of Florida income tax returns, if any.

     8. Certain Adjustments following Operational Default or Purchase of Lender's Loan.

          (a) Upon any purchase by Manager of Lender's Loan, Lender shall assign to Manager or the purchaser of the Lender's Loan designated by Manager the Liquidity Deposit and any guarantees of the Lender's Loan in Lenders possession.

          (b) If the Manager's purchase of Lender's Loan is occasioned by reason of an Operational Default of the types described in Section 7(a) and 7(c) above, then R. Brent Maggio and Emerald Healthcare, Inc. shall be released from their guarantees of Lender's Loan effective upon such transfer, and the Liquidity Deposit shall be returned to Borrowers by Lender (net of the principal amount outstanding of the Borrowers' Liquidity Deposit Note included in the adjusted principal amount).

     9. Representations. Manager hereby specifically agrees, represents and acknowledges to Lender the following:

          (a) Manager has reviewed and consents to and approves the terms and conditions of the Loan Agreement and the other Loan Documents. Manager hereby waives, relinquishes and subordinates its rights under the Management Agreement and any claims arising under the Management Agreement for the payment of Management Fees, in favor of the rights of Lender hereunder and under the terms of the Loan Agreement and the other Loan Documents as extended, renewed, modified, supplemented or replaced, to the extent provided herein.

          (b) Lender has no obligation to satisfy or perform any of the terms, conditions, obligations or duties contained in the Management Agreement. Manager shall continue to look solely to Borrower for any and all indemnifications, duties and obligations under the Management Agreement. Lender has no fiduciary duty to Manager whatsoever, and Borrower is not, under any circumstance, the Lender's agent in the performance of obligations under the Management Agreement.

          (c) Manager, as the manager under the Management Agreement, shall fully cooperate with Lender and Borrower in order to enable Borrower to provide copies to Lender of all financial statements, reports or notices required by the terms and conditions of the Loan Agreement and the other Loan Documents.

          (d) Manager may not amend or modify the Management Agreement without Lender's prior written consent.

     10. No Other Agreements. This Subordination Agreement constitutes the sole and only agreement between Manager, Borrower and Lender respecting the matters set forth herein, and any promise, representation, inducement or condition, concerning or respecting this subordination which is not expressly set forth herein, shall be of no force and effect. Manager and Borrower represent to each other, and for the benefit of Lender, with the understanding that Lender is relying upon the representations and warranties set forth in this Subordination Agreement, that except as expressly set forth herein, there are no other oral or written agreements, promises, representations, inducements or conditions between the parties involving, directly or indirectly, the subject matter set forth herein.

                     SUBORDINATION OF MANAGEMENT AGREEMENT
                       AND MANAGEMENT FEES -- (CONCLUDED)

RECITALS -- (CONCLUDED)

     11. Binding Effect. All of the covenants contained herein shall be binding upon and shall inure to the benefit of the successors and assigns of the Manager, Borrower and Lender.

     12. Amendments Must Be Written. This Subordination Agreement may not be amended by the conduct or further agreement of the Manager, Borrower and Lender, except by written agreement executed by Manager, Borrower and Lender which specifically provides that it is an amendment hereto.

     13. Governing Law. This Agreement shall be construed in each and every respect in accordance with the laws of the State of Florida. If any provision herein is in conflict with such laws, or is otherwise unenforceable for any reason whatsoever, such provision shall be deemed null and void to the extent of such conflict or unenforceability, and it shall be severed from and shall not invalidate any other provision of this Subordination Agreement.

     14. No Waiver. The waiver or non-enforcement by Lender of any breach of any provision of this Subordination Agreement shall not be deemed a continuing waiver or a waiver of any subsequent breach of the same or any provision of this instrument.

     15. No Assignment. Except as may be otherwise expressly permitted under the Loan Agreement and the other Loan Documents, Manager may not directly or indirectly sell, assign or otherwise transfer its interests or obligations under any Management Agreement or hereunder without the written consent of Lender, its successors or assigns.

     16. Transition. If Lender or its nominee or designee obtains possession or control of the Facilities or forecloses the Mortgage (in either case, as the result of an Operational Default), Manager agrees to extend all reasonable cooperation to any party in order to accomplish an orderly transition of management and, if requested by such party, Manager shall continue to manage the Facilities on an "at will" basis, until such time as an orderly transfer of management has been accomplished. Manager shall be entitled to reasonable compensation for any services provided under this Paragraph 12.

     17. Modifications to Management Agreement. Upon any purchase by Manager of the Lender's Loan, the terms of this Agreement and Management Agreements shall be modified to reflect the provisions of Section 6(d) above.

     18. Cross-Default. An Operational Default constitutes an Event of Default under any and all of the agreements described in Exhibit "C" attached hereto (the "Advocat Transaction Documents"), entitling Omega to exercise and enforce all of its rights and remedies under any or all of such agreements.

     19. No Interest in Collateral. Manager represents and warrants to Lender that it has no interest in the Collateral described in the Security Agreement except for a license from Borrower to use the Collateral in connection with the operation of each Facility for the Primary Intended Use, subject to the terms of the Loan Agreement and the other Loan Documents. If Lender or its nominee or designee obtains possession or control of the Facilities, Manager's interest in the Collateral, if any, shall automatically terminate with respect to the Facilities.

     IN WITNESS WHEREOF, the undersigned have executed this Subordination Agreement as of the date first above written.

                                          OMEGA HEALTHCARE INVESTORS, INC.,
                                          a Maryland corporation

                                          By:
                                          --------------------------------------
                                                     F. SCOTT KELLMAN,
                                                  Executive Vice President

                                          DIVERSICARE MANAGEMENT SERVICES CO.,
                                          a Tennessee corporation

                                          By:
                                          --------------------------------------
                                                   MARY MARGARET HAMLETT
                                                  Executive Vice President

                                          EMERALD GOLFVIEW, INC.
                                          a Florida corporation

                                          By:
                                          --------------------------------------
                                                      R. BRENT MAGGIO
                                                         President

                                          EMERALD GOLFCREST, INC.
                                          a Florida corporation

                                          By:
                                          --------------------------------------
                                                      R. BRENT MAGGIO
                                                         President

                                          EMERALD-SOUTHERN PINES, INC.
                                          a Florida corporation

                                          By:
                                          --------------------------------------
                                                      R. BRENT MAGGIO
                                                         President

                                          EMERALD- CEDAR HILLS, INC.
                                          a Florida corporation

                                          By:
                                          --------------------------------------
                                                      R. BRENT MAGGIO
                                                         President

                                          EMERALD HEALTHCARE, INC.
                                          a Florida corporation

                                          By:
                                          --------------------------------------
                                                      R. BRENT MAGGIO
                                                         President

                                                                       EXHIBIT A

                             FLORIDA LOAN DOCUMENTS

  1.   Loan Agreement.
  2.   Mortgage Note.
  3.   Pledge Agreement.
  4.   Maggio Loan Guaranty.
  5.   Security Agreement.
  6.   Letter of Credit Agreement.

                                                                       EXHIBIT B

                               INDIANA DOCUMENTS

  1.   Agreement to Lease.
  2.   Master Lease.
  3.   Maggio Lease Guaranty.
  4.   Pledge Agreement.
  5.   Security Agreement.
  6.   Loan Agreement.
  7.   Medium Term Note.
  8.   Additional Medium Term Note.
  9.   Short Term Note.
 10.   Maggio Loan Guaranty.

                                                                       EXHIBIT C

  1.   1992 Master Lease.
  2.   1992 Master Lease Documents.
  3.   Amended Florida Loan Agreement.
  4.   Florida Loan Documents.
  5.   Guaranty-Diversicare.
  6.   Florida Lease.
  7.   Florida Lease Documents.
  8.   1994 Advocat Guaranty.
  9.   Advocat Sterling Guaranty.
 10.   Kentucky Lease Documents.
 11.   Sublease Documents.